EXHIBIT 4.03


                                           PLEDGE AND SECURITY AGREEMENT


                  THIS PLEDGE AGREEMENT (this "Agreement") is made and entered into as of August 27, 1997 by HYPERION TELECOMMUNICATIONS, INC., a Delaware corporation ("the Company"), having its principal office at Main at Water Street, P.O. Box 472, Coudersport, Pennsylvania 15912, in favor of Bank of Montreal Trust Company having an office at 77 Water Street, New York, New York 10005, as collateral agent (the ACollateral Agent@) for the holders (the "Holders") of the Company's 12 1/4% Senior Secured Notes due 2004 (the "Notes"). Capitalized terms used and not defined herein shall have the meanings given to such terms in the Indenture referred to below.


                                               W I T N E S S E T H:

                  WHEREAS, the Company is the legal and beneficial owner of (i) all of the issued and outstanding shares of capital stock set forth in Column
(b) of Schedule I hereto (the APledged Shares@) of each of the entities set forth in Column (a) of Schedule 1 hereto (collectively the "Pledged Entities"); and

                  WHEREAS, the Company and Bank of Montreal Trust Company, as trustee, have entered into that certain indenture dated as of August 27, 1997 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Company issued $250 million in aggregate principal amount of 12 1/4% Senior Secured Notes due 2004 (together with any notes issued in replacement thereof or in exchange or substitution therefor or in addition thereto, the ANotes@); and

                  WHEREAS, in order to secure the Notes issued pursuant to the Indenture, the Company has agreed to (i) on the date hereof, pledge to the Collateral Agent for the ratable benefit of the Holders of Notes, and grant to the Collateral Agent for the ratable benefit of the Holders of Notes a security interest in all of the outstanding Capital Stock (collectively, the "Initial Pledged Shares") of each of Hyperion Telecommunications of Vermont, Inc. ("Hyperion Vermont"), Hyperion Telecommunications of Tennessee, Inc. ("Hyperion Tennessee") and Hyperion Telecommunications of Florida, Inc. ("Hyperion Florida," and together with Hyperion Vermont and Hyperion Tennessee, the "Initial Pledged Entities"); (ii) subsequent to the date hereof, but in no event later than the first anniversary of the date hereof, upon the earlier of (A) consummation of each of the New York Rollup (as defined herein) and the Kentucky Rollup (as defined herein) or, in the alternative, (B) receipt of the Requisite Consents (as defined herein), pledge to the Collateral Agent for the ratable benefit of the Holders of Notes, and grant to the Collateral Agent for the ratable benefit of the Holders of Notes a security interest in all of outstanding the Capital Stock (collectively, the "Additional Pledged Shares," and together with the Initial Pledged Shares, the "Pledged Shares") of each of Hyperion Telecommunications of New York, Inc. ("Hyperion New York") and Hyperion Telecommunications of Kentucky, Inc. ("Hyperion Kentucky," and together with Hyperion New York, the "Additional Pledged Entities"); and (iii) execute and deliver this Agreement in order to secure the payment and performance by the Company of all of the Obligations of the Company under the Indenture and the Notes (the "Obligations").



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                                                     AGREEMENT

                  NOW, THEREFORE, in consideration of the premises, and in order to induce the Holders of Notes to purchase the Notes, the Company hereby agrees with the Collateral Agent for its benefit and the ratable benefit of the Holders of Notes as follows:

           SECTION 1. Pledge and Creation of Security Interest in the Initial Collateral. The Company hereby pledges to the Collateral Agent for its benefit and for the ratable benefit of the Holders of Notes, and grants to the Collateral Agent for the ratable benefit of the Holders of Notes, a continuing first priority security interest in all of its right, title and interest in the following (the "Initial Collateral"):

           (a) the Initial Pledged Shares and the certificates representing the Initial Pledged Shares, and, subject to the provisions of Section 6, all products and proceeds of any of the Initial Pledged Shares, including, without limitation, all dividends, cash, options, warrants, rights, instruments, subscriptions and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Shares or any of the foregoing; and

           (b) all additional shares of, and all securities convertible into or exercisable or exchangeable for, and all warrants, options or other rights to purchase, Capital Stock of or other Equity Interests in the Initial Pledged Entities from time to time acquired by the Company in any manner, and the certificates representing such additional Capital Stock and Equity Interests (any such additional Capital Stock and Equity Interests and other items shall constitute part of the Initial Pledged Shares under and as defined in this Agreement), and all products and proceeds of any of the foregoing, including, without limitation, subject to the provisions of
      Section 6, all dividends, cash, options, warrants, rights, instruments, subscriptions, and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

      SECTION 1A. Pledge and Creation of Security Interest in the Additional Collateral.

      (a) Immediately upon the earlier of (i) the consummation by the Company of the New York Rollup (as defined below) and the Kentucky Rollup (as defined below), (ii) the receipt by the Company of the consent of each of Advance/Newhouse Partnership ("Advance"), and TCI Telephony, Inc. ("TCI") to the pledge by the Company of all of the Capital Stock of Hyperion New York to secure the Obligations of the Company pursuant to the terms of the Indenture and the Notes and in accordance with this Agreement (the "New York Consent") and (iii) the first anniversary of the date hereof, the Company shall pledge to the Collateral Agent for its benefit and for the ratable benefit of the Holders of Notes, and grant to the Collateral Agent for the ratable benefit of the Holders of Notes, a continuing first priority security interest in all of its right, title and interest in the following (the "HNY Pledged Collateral"):

           (A) all of the outstanding Capital Stock of and other Equity Interests in Hyperion New York (the "HNY Pledged Shares") and the certificates representing the HNY Pledged Shares, and, subject to the provisions of Section 6, all products and proceeds of any of the HNY Pledged Shares, including, without limitation, all dividends, cash, options, warrants, rights, instruments, subscriptions and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in



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      exchange for any or all of the HNY Pledged Shares or any of the foregoing;
      and

           (B) all additional shares of, and all securities convertible into or exercisable or exchangeable for, and all warrants, options or other rights to purchase, Capital Stock of or other Equity Interests in Hyperion New York from time to time acquired by the Company in any manner, and the certificates representing such additional Capital Stock and Equity Interests (any such additional Capital Stock and Equity Interests and other items shall constitute part of the HNY Pledged Shares under and as defined in this Agreement), and all products and proceeds of any of the foregoing, including, without limitation, subject to the provisions of
      Section 6, all dividends, cash, options, warrants, rights, instruments, subscriptions, and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

      (b) Immediately upon the earlier of (i) the consummation by the Company of the Kentucky Rollup (as defined below), (ii) the receipt by the Company of the consent of TCI to the pledge by the Company of all of the Capital Stock of Hyperion Kentucky to secure the Obligations of the Company pursuant to the terms of the Indenture and the Notes and in accordance with this Agreement (the "Kentucky Consent," and together with the New York Consent, the "Requisite Consents") and (iii) the first anniversary of the date hereof, the Company shall pledge to the Collateral Agent for its benefit and for the ratable benefit of the Holders of Notes, and grant to the Collateral Agent for the ratable benefit of the Holders of Notes, a continuing first priority security interest in all of its right, title and interest in the following (the "HKY Pledged Collateral"):

           (A) all of the outstanding Capital Stock of and other Equity Interests in Hyperion Kentucky (the "HKY Pledged Shares") and the certificates representing the HKY Pledged Shares, and, subject to the provisions of Section 6, all products and proceeds of any of the HKY Pledged Shares, including, without limitation, all dividends, cash, options, warrants, rights, instruments, subscriptions and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the HKY Pledged Shares or any of the foregoing; and

           (B) all additional shares of, and all securities convertible into or exercisable or exchangeable for, and all warrants, options or other rights to purchase, Capital Stock of or other Equity Interests in Hyperion Kentucky from time to time acquired by the Company in any manner, and the certificates representing such additional Capital Stock and Equity Interests (any such additional Capital Stock and Equity Interests and other items shall constitute part of the HKY Pledged Shares under and as defined in this Agreement), and all products and proceeds of any of the foregoing, including, without limitation, subject to the provisions of
      Section 6, all dividends, cash, options, warrants, rights, instruments, subscriptions, and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.


      (c) In the event that the Company fails to comply with (a) or (b) above, the sole remedy shall be as set forth in Section 10.08 in the Indenture and the related provisions of the Notes.

      For purposes of this Agreement: (i) the "New York Rollup" means the consummation by the Company of the transactions contemplated by that certain Purchase Agreement, dated May 8, 1997 by and between Hyperion New York and Advance, and certain additional agreements entered into between and among Hyperion New York, the Company and Advance on the same date; (ii) the "Kentucky Rollup" means the



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consummation by the Company of the transactions contemplated by that certain
Purchase Agreement, dated August 11, 1997 by and between Hyperion Kentucky, TCI and certain additional agreements entered into between and among Hyperion Kentucky, the Company and TCI on the same date; and (iii) the New York Rollup and the Kentucky Rollup are collectively referred to herein as the "Rollups."

      The HNY Pledged Collateral and the HKY Pledge Collateral are referred to herein as the "Additional Collateral." The Initial Collateral and the Additional Collateral (to the extent that such Additional Collateral is or has been pledged pursuant to this Section 1A) are referred to herein as the "Pledged Collateral."

           SECTION 2. Security for Obligations. This Agreement secures the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all Obligations of the Company under the Indenture, the Notes, including, without limitation, interest and any other Obligations accruing after the date of any filing by the Company of any petition in bankruptcy or the commencement of any bankruptcy, insolvency or similar proceeding with respect to the Company and the Registration Rights Agreement.

           SECTION 3. Delivery of Pledged Collateral. The Company hereby agrees that all certificates or instruments representing or evidencing the Pledged Collateral shall be immediately delivered to and held at all times by the Collateral Agent pursuant hereto in the State of New York and shall be in suitable form for transfer by delivery, or issued in the name of the Company and accompanied by instruments of transfer or assignment duly executed in blank and undated, and in either case having attached thereto all requisite federal or state stock transfer tax stamps, all in form and substance satisfactory to create a first priority security interest in the Pledged Collateral.

           SECTION 4. Representations and Warranties. The Company hereby makes all representations and warranties applicable to the Company contained in the Indenture. The Company further represents and warrants that:

           (a) The execution, delivery and performance by the Company of this Agreement are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company, or result in the creation or imposition of any Lien on any assets of the Company, other than the Lien contemplated hereby.

           (b) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

           (c) The Pledged Shares constitute all of the issued and outstanding Equity Interests of the Pledged Entities and constitute all of the Equity Interests of the Pledged Entities beneficially owned by the Company.

           (d) The Company is the legal, record and beneficial owner of the Pledged Collateral, free and clear of any and all Liens or claims of any Person except (i) with respect to the Initial Collateral, the security interest created by this Agreement and (ii) with respect to the Additional Collateral, the Lien contained in the applicable partnership agreement; provided that upon the pledge by the Company of



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      the Additional Collateral pursuant to the terms of this Agreement, such collateral will be free and clear of any and all Liens or claims of any person except for the security interest created by this Agreement.

           (e) The Company has full power and authority to enter into this Agreement and has the right to vote, pledge and grant a security interest in the Initial Collateral as provided by this Agreement, and with respect to the Additional Collateral, upon the consummation of the Rollups, the Company will have the right to vote, pledge and grant a security interest in the Additional Collateral as provided by this Agreement.

           (f) This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

           (g) Upon the delivery to the Collateral Agent of the Pledged Collateral and (as to certain proceeds therefrom, if any) the filing of Uniform Commercial Code (the AUCC@) financing statements in the appropriate jurisdictions, the pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Obligations for the benefit of the Collateral Agent and the Holders of Notes, and enforceable as such against all creditors of the Company and any Persons purporting to purchase any of the Pledged Collateral from the Company.

           (h) No consent of any other Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by the Company of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Company or (ii) except as set forth on Schedule II hereto with respect to the Pledged Collateral, for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except, in each case, as may be required in connection with such disposition by laws affecting the offering and sale of securities).

           (i) Other than proceedings related to obtaining governmental approval for the Rollups, no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the best knowledge of the Company, threatened by or against the Company or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

           (j) The pledge of the Pledged Collateral pursuant to this Agreement is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

           (k) All information set forth herein relating to the Pledged Collateral is accurate and complete in all respects.


           SECTION 5. Further Assurance. The Company shall at all times cause the security interests granted pursuant to this Agreement to constitute valid perfected first priority security interests in the Pledged



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Collateral, enforceable as such against all creditors of the Company and (except as otherwise specifically provided herein) any Persons purporting to purchase any Pledged Collateral from the Company. The Company shall, promptly upon request by the Collateral Agent, execute and deliver or cause to be executed and delivered, or use its best efforts to procure, all stock powers, proxies, tax stamps, assignments, instruments and other documents, all in form and substance satisfactory to the Collateral Agent, deliver any instruments to the Collateral Agent and take any other actions that are necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect, continue the perfection of, or protect the first priority of the Collateral Agent's security interest in, the Pledged Collateral, to protect the Pledged Collateral against the rights, claims, or interests of third persons, to enable the Collateral Agent to exercise or enforce its rights and remedies hereunder, or otherwise to effect the purposes of this Agreement. The Company also hereby authorizes the Collateral Agent to file any financing or continuation statements with respect to the Pledged Collateral without the signature of the Company to the extent permitted by applicable law. The Company shall pay all costs incurred in connection with any of the foregoing.

           SECTION 6. Voting Rights; Dividends; Etc.

           (a) So long as no Event of Default shall have occurred and be continuing, the Company shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Indenture; provided, however, that the Company shall not exercise or shall refrain from exercising any such right if such action or omission would be inconsistent with or violate any provisions of this Agreement or the Indenture.

           (b) So long as no Event of Default shall have occurred and be continuing, and subject to the other terms and conditions of the Indenture, the Company shall be entitled to receive, and to utilize (subject to the provisions of the Indenture) free and clear of the Lien of this Agreement, all regular cash dividends, interest, principal and other payments and distributions paid from time to time in respect of the Pledged Shares, provided that upon the occurrence and during the continuance of an Event of Default, any and all (i) dividends, other distributions, interest and principal payments paid or payable in the form of instruments and/or other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,
      (ii) dividends and other distributions paid or payable in cash in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, shall in each case be forthwith delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by the Company, be received in trust for the benefit of the Collateral Agent and the Holders of Notes, be segregated from the other property and funds of the Company and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

           (c) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the Company all such proxies and other instruments as the Company may reasonably request in writing for the purpose of enabling the Company to exercise the voting and other rights that it is entitled to exercise pursuant to Sections 6(a) and 6(b) above.

           (d) Upon the occurrence and during the continuance of an Event of Default, (i) all rights of the



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      Company to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6(a) shall immediately and automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which, to the extent permitted by law, shall thereupon have the sole right to exercise such voting and other consensual rights, and (ii) all dividends and other distributions payable in respect of the Pledged Collateral shall be paid to the Collateral Agent and the Company's right to receive such cash payments pursuant to Section 6(b) hereof shall immediately cease.

           (e) Upon the occurrence and during the continuance of an Event of Default, the Company shall execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend and interest payment orders and other instruments as are necessary or desirable to enable the Collateral Agent to exercise the voting and other rights that it is entitled to exercise pursuant to Section 6(d) above.

           (f) All payments of interest, principal or premium and all dividends and other distributions that are received by the Company contrary to the provisions of this Section 6 shall be received in trust for the benefit of the Collateral Agent and the Holders, shall be segregated from the other property or funds of the Company and shall be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

           SECTION 7. Covenants. The Company hereby covenants and agrees with the Collateral Agent and the Holders of Notes that it shall comply with all of the obligations, requirements and restrictions applicable to the Company contained in the Indenture. The Company further covenants and agrees, from and after the date of this Agreement and until the Obligations have been paid in full, as follows:

           (a) The Company agrees that it shall not (i) other than as permitted by and in accordance with the Indenture and Section 18.17(b) hereof, sell, assign, transfer, convey or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral without the prior written consent of the Collateral Agent acting in accordance with the directions of the Holders,
(ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral (except for the security interest granted under this Agreement, and, with respect to the Additional Collateral, until such time as the Additional Collateral is pledged for the benefit of the Holders of the Notes pursuant to Section 1A hereof, the Liens contained in the applicable partnership agreements) and at all times will be the sole beneficial owner of the Pledged Collateral, (iii) enter into any agreement or understanding that purports to or that may restrict or inhibit the Collateral Agent's rights or remedies hereunder, including, without limitation, the Collateral Agent's right to sell or otherwise dispose of the Pledged Collateral, (iv) take any action, or permit the taking of any action by the Pledged Entities, with respect to the Pledged Collateral the taking of which would result in a violation of the Indenture or this Agreement, including, without limitation, the issuance by the Pledged Entities of any additional Equity Interests or promissory notes or the incurrence by the Pledged Entities of any Indebtedness to Persons other than the Company (except as permitted by the Indenture), (v) permit any of the Pledged Entities to merge or consolidate with or into another person or entity or sell or transfer all or substantially all of its assets to another person or entity, unless (x) the Company shall have delivered to the Collateral Agent an Opinion of Counsel substantially in the form of Exhibit A-1 hereto and a certificate executed by the President and Chief Financial Officer of the Company substantially in the form of Exhibit B hereto and (y) all outstanding capital stock of the surviving entity in such merger or consolidation or of the entity to whom such sale or transfer was made, together with any promissory notes issued by such entity in favor of the Company are, upon such merger or consolidation, pledged hereunder to and deposited with the Collateral



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Agent, or (vi) fail to pay or discharge any tax, assessment or levy of any nature not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment with regard to the Pledged Collateral.

           (b) The Company agrees that immediately upon becoming the beneficial owner of any additional shares of Capital Stock or Equity Interests of the Pledged Entities (including as a result of the merger or consolidation of the Issuer with or into another entity) it shall pledge and deliver to the Collateral Agent for its benefit and the ratable benefit of the Holders and grant to the Collateral Agent for its benefit and the ratable benefit of the Holders, a continuing first priority security interest in such shares or Equity Interests (as well as instruments of transfer or assignment duly executed in blank and undated and any necessary stock transfer tax stamps, all in form and substance satisfactory to create a first priority security interest in the Pledged Collateral). The Company further agrees that it shall promptly deliver to the Collateral Agent a certificate executed by a principal executive officer of the Company describing such additional shares or Equity Interests and certifying that the same have been duly pledged and delivered to the Collateral Agent hereunder.

           (b) The Company agrees that, in accordance with the terms of Section 1A hereof, it shall pledge and deliver to the Collateral Agent for its benefit and the ratable benefit of the Holders and grant to the Collateral Agent for its benefit and the ratable benefit of the Holders, a continuing first priority security interest in the Additional Pledged Shares (as well as instruments of transfer or assignment duly executed in blank and undated and any necessary stock transfer tax stamps, all in form and substance satisfactory to create a first priority security interest in the Additional Pledged Collateral). The Company further agrees that it shall concurrently with such pledge of the Additional Pledged Collateral, deliver to the Collateral Agent an opinion of counsel substantially in the form of Exhibit A-2 hereto and certificate executed by a principal executive officer of the Company certifying that the Additional Pledged Shares have been duly pledged and delivered to the Collateral Agent hereunder and constitutes Pledged Collateral for all purposes hereunder and under the Indenture.

           SECTION 8. Power of Attorney. In addition to all of the powers granted to the Collateral Agent pursuant to Section 10.06 of the Indenture, the Company hereby appoints and constitutes the Collateral Agent as the Company's attorney-in-fact to exercise all of the following powers upon and at any time after the occurrence of an Event of Default for so long as such Event of Default is continuing: (i) collection of proceeds of any Pledged Collateral; (ii) conveyance of any item of Pledged Collateral to any purchaser thereof; (iii) giving of any notices or recording of any Liens under Section 5 hereof; (iv) making of any payments (upon receipt of funds thereof) or taking any acts under
Section 9 hereof and (v) paying or discharging taxes or Liens levied or placed upon or threatened against the Pledged Collateral, in the amounts necessary to discharge the same, and such payments made by the Collateral Agent to become the obligations of the Company to the Collateral Agent, due and payable immediately without demand. The Collateral Agent's authority hereunder shall include, without limitation, the authority to endorse and negotiate, for the Collateral Agent's own account, any checks or instruments in the name of the Company, execute and give receipt for any certificate of ownership or any document, transfer title to any item of Pledged Collateral, sign the Company's name on all financing statements or any other documents deemed necessary or appropriate to preserve, protect or perfect the security interest in the Pledged Collateral and to file the same, prepare, file and sign the Company's name on any notice of Lien, and prepare, file and sign the Company's name on a proof of claim in bankruptcy or similar document against any customer of the Company, and to take any other actions arising from or incident to the powers granted to the Collateral Agent in this Agreement. This



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power of attorney is coupled with an interest and is irrevocable by the Company.

           SECTION 9. Collateral Agent May Perform. If the Company fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Company under Section 14 hereof. No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or incur any liability. The Collateral Agent shall be under no obligation to exercise any of its rights and powers under this Agreement at the request of the Holders of the Notes, unless such Holders shall have offered the Collateral Agent security and indemnity satisfactory to it against any loss, liability or expenses.

           SECTION 10. No Assumption of Duties; Reasonable Care. The rights and powers granted to the Collateral Agent hereunder are being granted in order to preserve and protect the Collateral Agent's and the Holders' of Notes security interest in and to the Pledged Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Collateral Agent in connection therewith. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

           SECTION 11. Subsequent Changes Affecting Collateral. The Company represents to the Collateral Agent and the Holders of Notes that the Company has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, payments of interest and/or principal, reorganization or other exchanges, tender offers and voting rights), and the Company agrees that the Collateral Agent and the Holders of Notes shall have no responsibility or liability for informing the Company of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. The Company covenants that it shall not, without the prior written consent of the Collateral Agent, vote to enable, or take any other action to permit, any Pledged Entity to issue any capital stock or other securities or to sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interests granted under this Agreement. The Company shall defend the right, title and interest of the Collateral Agent and the Holders of Notes in and to the Pledged Collateral against the claims and demands of all Persons.

           SECTION 12. Remedies Upon Default.

                (a) If any Event of Default shall have occurred and be continuing, the Collateral Agent and the Holders of Notes shall have, in addition to all other rights given by law or by this Agreement or the Indenture, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC as in effect in the State of New York at that time. The Collateral Agent may, without notice and at its option, transfer or register, and the Company shall register or cause to be registered upon request therefor by the Collateral Agent, the Pledged Collateral or any part thereof on the books of each

      Pledged Entity into the name of the Collateral Agent or the Collateral Agent's nominee(s), with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, with respect to any Pledged Collateral that shall then be in or shall thereafter come into the possession or custody of the Collateral Agent, the Collateral Agent may sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the Collateral Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Collateral Agent shall give the Company reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Company as provided below in Section 18.1 at least ten days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. The Collateral Agent or any Holder of Notes may, in its own name or in the name of a designee or nominee, buy any of the Pledged Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Pledged Collateral.

                (b) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Shares pursuant to Section 12(a) above, and if in the opinion of counsel for the Collateral Agent it is necessary, or if in the opinion of the Collateral Agent it is advisable, to have the Pledged Shares or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the ASecurities Act@), the Company shall cause each Pledged Entity to (i) execute and deliver, and cause its directors and officers to execute and deliver, all at the expense of the Company, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the opinion of the Collateral Agent, advisable to register such Pledged Shares under the provisions of the Securities Act,
      (ii) cause the registration statement relating thereto to become effective and to remain effective for a period of 180 days from the date of the first public offering of such Pledged Shares, or that portion thereof to be sold and (iii) make all amendments thereto and/or to the related prospectus that, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto; provided that in the event that state regulatory law prohibits the registration and sale of shares of any particular Pledged Entity, such Pledged Entity shall not be required to register the shares of that particular Pledged Entity. The Company agrees to cause each Pledged Entity to comply with the provisions of the securities or ABlue Sky@ laws of any jurisdiction that the Collateral Agent shall designate for the sale of the Pledged Shares and to make available to each such Pledged Entity's security holders, as soon as practicable, an earnings statement (which need not be audited) that will satisfy the provisions of
      Section 11(a) of the Securities Act. The Company shall cause each such Pledged Entity to furnish to the Collateral Agent such number of copies as the Collateral Agent may reasonably request of each registration statement and preliminary and final prospectus, to notify the Collateral Agent promptly of the happening of any event as a result of which any then effective prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of circumstances under which they were made, not misleading, and to cause the Collateral Agent to be furnished with such number of copies as the Collateral Agent may request of such supplement to or amendment of such prospectus. The Company shall cause each such Pledged Entity, to the extent permitted by law, to indemnify, defend and hold harmless the Collateral Agent and the Holders of Notes from and against all losses, liabilities, expenses or claims (including reasonable legal expenses and the reasonable costs of investigation) that the Collateral Agent or the Holders of Notes may incur under the Securities Act or otherwise, insofar as such losses, liabilities, expenses or claims arise out of or are based upon any alleged untrue statement of a material fact contained in such registration statement (or any amendment thereto) or in any preliminary or final prospectus (or any amendment or supplement thereto), or arise out of or are based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that any such losses, liabilities, expenses or claims arise solely out of or are based upon any such alleged untrue statement made or such alleged omission to state a material fact included or excluded on the written direction of the Collateral Agent. The Company shall cause each such Pledged Entity to bear all costs and expenses of carrying out their respective obligations hereunder.

                (c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, the Company agrees that upon the occurrence or existence of any Event of Default, the Collateral Agent may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement, restricting the prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Collateral Agent may solicit offers to buy the Pledged Collateral, or any part of it, for cash, from a limited number of investors who might be interested in purchasing the Pledged Collateral. The Company acknowledges and agrees that any such private sale may result in prices and terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Pledged Entity to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if any such Pledged Entity agrees to do so.

                (d) The Company further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this
      Section 12 valid and binding and in compliance with any and all other applicable requirements of law. The Company further agrees that a breach of any of the covenants contained in this Section 12 will cause irreparable injury to the Collateral Agent and the Holders of Notes, that the Collateral Agent and the Holders of Notes have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 12 shall be specifically enforceable against the Company, and the Company hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Indenture.

                (e) Notwithstanding anything contained herein which may be construed to the contrary, no action shall be taken by the Collateral Agent which may require the consent or approval of the Federal

      Communications Commission (the "FCC") or any applicable state regulatory agency (a "State Agency," and together with the FCC, the "Regulatory Authorities") unless and until all provisions of the Telecommunications Act of 1996 (the "1996 Act") and any applicable state regulatory laws, rules or regulations requiring the consent or approval of any Regulatory Authority shall have been satisfied. The Company covenants that, upon the request of the Collateral Agent, the Company shall promptly cause to be filed such applications and take all such other action as may be requested by the Collateral Agent to obtain consent or approval of any Regulatory Authority to any action contemplated by this Agreement and to give full effect to the security interest of the Collateral Agent hereunder, including, without limitation, the execution and processing of an application to any and all applicable Regulatory Authorities to obtain consent to an assignment or transfer involving a change in ownership or control pursuant to the provisions of the 1996 Act or any applicable state law, rule or regulation. The Company hereby irrevocably appoints the Collateral Agent its true and lawful attorney-in-fact, effective upon the occurrence and during the continuance of an Event of Default, in its name and stead, to executed and file all necessary applications with all appropriate Regulatory Authorities. The power of attorney granted hereby is coupled with an interest and shall be irrevocable.

           SECTION 13. Irrevocable Authorization and Instruction to the Issuer. The Company hereby authorizes and instructs such Pledged Entity to comply with any instruction received by each such Pledged Entity from the Collateral Agent that (i) states that an Event of Default has occurred and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Company, and the Company agrees that the each such Pledged Entity shall be fully protected in so complying.

           SECTION 14. Fees and Expenses. The Company shall, from time to time, pay to the Collateral Agent such fees as may be agreed upon in writing and the amount of any reasonable fees and disbursements of its counsel, of any investment banking firm, business broker or other selling agent and of any other experts and agents retained by the Collateral Agent) that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent and the Holders of Notes hereunder or (iv) the failure by the Company to perform or observe any of the provisions hereof, in each case other than any such expenses that arise from the gross negligence or willful misconduct of the Trustee or Collateral Agent.

           SECTION 15. Note Interest Absolute. All rights of the Collateral Agent and the Holders of Notes and the security interests created hereunder, and all obligations of the Company hereunder, shall be absolute and unconditional irrespective of:

           (a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

           (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

           (c) any exchange, surrender, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations; or

           (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company in respect of the Obligations or of this Agreement.

           SECTION 16. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Pledged Collateral and any cash held shall be applied by the Collateral Agent in the following order of priorities:

           first, to payment of the expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Collateral Agent, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection therewith, and any other unreimbursed fees and expenses for which the Collateral Agent is to be reimbursed pursuant to Section 14 hereof; and

           second, to the Trustee to be paid in accordance with Section 6.10 of the Indenture.

           SECTION 17. Uncertificated Securities. Notwithstanding anything to the contrary contained herein, if any Pledged Shares (whether now owned or hereafter acquired) are uncertificated Pledged Shares, the Company shall promptly notify the Collateral Agent, and shall promptly take all actions required to perfect the security interest of the Collateral Agent under applicable law (including, in any event, under Sections 8-313 and 8-321 of the New York Uniform Commercial Code). The Company further agrees to take such actions as the Collateral Agent deems necessary or desirable to effect the foregoing and to permit the Collateral Agent to exercise any of its rights and remedies hereunder, and agrees to provide an Opinion of Counsel satisfactory to the Pledgee with respect to any such pledge of uncertificated Pledged Shares promptly upon request of the Collateral Agent.

           SECTION 18. Miscellaneous Provisions.

                Section 18.1 Notices. All notices, approvals, consents or other communications required or desired to be given hereunder shall be in the form and manner as set forth in Section 11.02 of the Indenture, and delivered to the addresses set forth in such Section, or, in the case of the Collateral Agent, to: Bank of Montreal Trust Company, New York, New York 10005, Attention:
Corporate Trust Administration, Telecopy No. 212-701-7684.

                Section 18.2 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Collateral Agent to take any action or omit to take any action under this Agreement, the Company shall deliver to the Collateral Agent an Officer's Certificate and/or an Opinion of Counsel in accordance with the requirements of Sections 11.04 and 11.05 of the Indenture.

                Section 18.3 No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret another pledge, security or debt agreement of the Company, each Pledged Entity or any subsidiary thereof. No such pledge, security or debt agreement may be used to interpret this Agreement.

                Section 18.4 Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

                Section 18.5 No Recourse Against Others. No director, officer, employee, stockholder or affiliate, as such, of the Company or any Pledged Entity shall have any liability for any obligations of the Company under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of Notes, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

                Section 18.6 Headings. The headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                Section 18.7 Counterpart Originals. This Agreement may be signed in two or more counterparts. Each signed copy shall be an original, but all of them together represent one and the same agreement. Each counterpart may be executed and delivered by telecopy, if such delivery is promptly followed by the original manually signed copy sent by overnight courier.

                Section 18.8 Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Agreement.

                Section 18.9 Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Agreement and any consent to any departure by the Company from any provision of this Agreement shall be effective only if made or given in compliance with all of the terms and provisions of the Indenture necessary for amendments or waivers of, or consents to any departure by the Company from any provision of the Indenture, as applicable, and neither the Collateral Agent or the Trustee nor any Holder of Notes shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Collateral Agent or any Holder of Notes to exercise, or delay in exercising, any right, power or privilege hereunder shall not operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Holder of Notes of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such Holder of Notes would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                Section 18.10 Interpretation of Agreement. Time is of the essence in each provision of this Agreement of which time is an element. All terms not defined herein or in the Indenture shall have the meaning set forth in the applicable UCC, except where the context otherwise requires. To the extent a term or provision of this Agreement conflicts with the Indenture and is not dealt with herein with more specificity, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

                Section 18.11 Continuing Security Interest; Transfer of Notes. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full of all the Obligations and all the fees and expenses owing to the Collateral Agent, (ii) be binding upon the Company, its successors and assigns, and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the Holders of Notes and their respective successors, transferees and assigns.

                Section 18.12 Reinstatement. This Agreement shall continue to be effective or be reinstated if at any time any amount received by the Collateral Agent or any Holder of Notes in respect of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Holder of Notes upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for the Company or any substantial part of its assets, or otherwise, all as though such payments had not been made.

                Section 18.13 Survival of Provisions. All representations, warranties and covenants of the Company contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by the Company of the Obligations; except that the obligations of the Company pursuant to Sections 14 and 18.15 of this Agreement shall survive the termination or discharge of this Agreement (including any discharge pursuant to Bankruptcy Law) or the resignation or removal of the Collateral Agent.

                Section 18.14 Waivers. The Company waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Company might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

                Section 18.15 Authority of the Collateral Agent.

                (a) Subject to the provisions of Section 10.06 of the Indenture, the Collateral Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to the Collateral Agent by the terms hereof, together with such powers as are reasonably incident thereto. The Collateral Agent may perform any of its duties hereunder or in connection with the Pledged Collateral by or through agents or employees and shall be entitled to retain counsel of its choice and to act in reliance upon the advice of such counsel concerning all such matters. Neither the Collateral Agent nor any director, officer, employee, attorney or agent of the Collateral Agent shall be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. The Company agrees to indemnify and hold harmless the Collateral Agent, the Holders of Notes and any other Person from and against any and all costs, expenses (including the reasonable fees and disbursements of counsel (including, the allocated costs of inside counsel)), claims and liabilities incurred by the Collateral Agent, the Holders of Notes or such Person hereunder, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Collateral Agent, the Holders of Notes or such Person.

                (b) The Company acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Holders of Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Company, the Collateral Agent shall be conclusively presumed to be acting as agent for the Holders of Notes with full and valid authority so to act or refrain from acting, and the Company shall not be obligated or entitled to make any inquiry respecting such authority.

                (c) No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or incur any liability. The Collateral Agent shall be under no obligation to exercise any of its rights and powers under this Agreement at the request of any Holders, unless such Holder shall have offered to the Collateral Agent security and indemnity satisfactory to it against any loss, liability or expense.

                Section 18.16 Resignation or Removal of the Collateral Agent. Until such time as the Obligations shall have been paid in full, the Collateral Agent may at any time, by giving written notice to the Company and Holders of Notes, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Collateral Agent and (ii) the acceptance of such appointment by such successor Collateral Agent. As promptly as practicable after the giving of any such notice, the Holders of Notes shall appoint a successor Collateral Agent, which successor Collateral Agent shall be reasonably acceptable to the Company. If no successor Collateral Agent shall be appointed and shall have accepted such appointment within 60 days after the Collateral Agent gives the aforesaid notice of resignation, the Collateral Agent may apply to any court of competent jurisdiction to appoint a successor Collateral Agent to act until such time, if any, as a successor shall have been appointed as provided in this Section 18.16. Any successor so appointed by such court shall immediately and without further act be superseded by any successor Collateral Agent appointed by the Holders of a majority of the then outstanding Notes, as provided in this Section
18.16. Simultaneously with its replacement as Collateral Agent hereunder, the Collateral Agent so replaced shall deliver to its successor all documents, instruments, certificates and other items of whatever kind (including, without limitation, the certificates and instruments evidencing the Pledged Collateral and all instruments of transfer or assignment) held by it pursuant to the terms hereof. The Collateral Agent that has resigned shall be entitled to fees, costs and expenses to the extent incurred or arising, or relating to events occurring, before its resignation or removal.

                Section 18.17 Release; Termination of Agreement.

                (a) Subject to the provisions of Section 18.12 hereof, this Agreement shall terminate (i) upon full and final payment and performance of the Obligations (and upon receipt by the Collateral Agent of the Company's written certification that all such Obligations have been satisfied) and payment in full of all fees and expenses owing by the Company to the Collateral Agent or (ii) on the day after the first anniversary of the Legal Defeasance of all of the Obligations pursuant to
      Section 8.02 of the Indenture (other than those surviving Obligations specified therein). At such time, the Collateral Agent shall, at the request of the Company, reassign and redeliver to the Company all of the Pledged Collateral hereunder that has not been sold, disposed of, retained or applied by the Collateral Agent in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Collateral Agent, except as to the absence of any prior assignments by the Collateral Agent of its interest in the Pledged Collateral, and shall be at the expense of the Company.

                (b) The Company agrees that it shall not, except as permitted by the Indenture, sell or dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral; provided, however, that if the Company shall sell any of the Pledged Collateral in accordance with the terms of the Indenture, including the requirement that the Company apply the Net Proceeds of such sale in accordance with Section 4.10 of the Indenture, the Collateral Agent shall, at the request of the Company and subject to requirements of Section 10.03, 10.04 and 10.05 of the Indenture, release the Pledged Collateral subject to such sale free and clear of the Lien and security interest under this Agreement.

                Section 18.18 Final Expression. This Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

                Section 18.19 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES.

                  (i) THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, IN CONNECTION WITH OR RELATING OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE COMPANY, THE COLLATERAL AGENT AND THE HOLDERS OF NOTES IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

                  (ii) EXCEPT AS PROVIDED IN THE NEXT PARAGRAPH AND IN PARAGRAPH
(vi) BELOW, THE COMPANY, THE COLLATERAL AGENT AND THE HOLDERS OF NOTES AGREE THAT ALL DISPUTES BETWEEN OR AMONG THEM ARISING OUT OF, IN CONNECTION WITH OR RELATING OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT THE COMPANY, THE COLLATERAL AGENT AND THE HOLDERS OF NOTES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. THE COMPANY WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

                  (iii) THE COMPANY AGREES THAT THE COLLATERAL AGENT SHALL, IN ITS OWN NAME OR IN THE NAME AND ON BEHALF OF ANY HOLDER OF NOTES, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE COMPANY OR ITS PROPERTY IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH TO ENABLE THE COLLATERAL AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE COLLATERAL AGENT. THE COMPANY AGREES THAT IT SHALL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE COLLATERAL AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE COLLATERAL AGENT. THE COMPANY WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE COLLATERAL AGENT HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

                  (iv) THE COMPANY, THE COLLATERAL AGENT AND THE HOLDERS OF NOTES EACH WAIVE ANY AND ALL RIGHTS TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, IN CONNECTION WITH OR RELATING OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ALL DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

                  (v) THE COMPANY HEREBY IRREVOCABLY DESIGNATES CT CORPORATION AS THE DESIGNEE, APPOINTEE AND AGENT OF THE COMPANY TO RECEIVE, FOR AND ON BEHALF OF THE COMPANY, SERVICE OF PROCESS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT. IT IS UNDERSTOOD THAT NOTICE AND A COPY OF SUCH PROCESS SERVED ON SUCH AGENT, WILL BE FORWARDED PROMPTLY TO THE COMPANY, BUT THE FAILURE OF THE COMPANY TO RECEIVE SUCH NOTICE AND COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE

COMPANY AT ITS ADDRESS SET FORTH IN SECTION 11.02 OF THE INDENTURE, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) BUSINESS DAYS AFTER SUCH MAILING.

                  (vi) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT OR ANY HOLDER OF NOTES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

                  (vii) THE COMPANY HEREBY AGREES THAT NEITHER THE COLLATERAL AGENT NOR ANY HOLDER OF NOTES SHALL HAVE ANY LIABILITY TO THE COMPANY (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE COMPANY IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATING OR INCIDENTAL TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE COLLATERAL AGENT OR SUCH HOLDER OF NOTES, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE COLLATERAL AGENT OR SUCH HOLDER OF NOTES, AS THE CASE MAY BE, CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                  (viii) THE COMPANY WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE COLLATERAL AGENT OR ANY HOLDER OF NOTES OF ITS RIGHTS DURING THE CONTINUANCE OF AN EVENT OF DEFAULT TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS. THE COMPANY WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE COLLATERAL AGENT OR ANY HOLDER OF NOTES IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE COLLATERAL AGENT OR ANY HOLDER OF NOTES, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN THE COMPANY, THE COLLATERAL AGENT AND THE HOLDERS OF NOTES.

                Section 18.20 Acknowledgments. The Company hereby acknowledges that:

                (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

                (b) neither the Collateral Agent nor any Holder of Notes has any fiduciary relationship to the Company, and the relationship between the Collateral Agent and the Holders of Notes, on the one hand, and the Company, on the other hand, is solely that of a secured party and a creditor; and

                (c) no joint venture exists among the Company and the Holders of Notes.

           IN WITNESS WHEREOF, the Company and the Collateral Agent have each caused this Agreement to be duly executed and delivered as of the date first above written.

                                             THE COMPANY:

                        HYPERION TELECOMMUNICATIONS, INC.



                                             By: /s/ Daniel R. Milliard
                                             Name: Daniel R. Milliard
                                             Title: President and COO


                                             COLLATERAL AGENT:

                         BANK OF MONTREAL TRUST COMPANY



                                             By: /s/ Therese Gaballah
                                             Name: Therese Gaballah
                                             Title: Vice President


                                                    SCHEDULE I

                                                  PLEDGED SHARES

(A)                                                 (B)                               (C)                          (D)

                                                                                    Share
                                                 Number of Pledged                  Certificate                Percentage of
Issuer                                           Shares                             Number                     Outstanding

1. Initial Collateral


Hyperion Telecommunications                      1,000                              1                            100%
 of Vermont, Inc.


Hyperion Telecommunications of                   100                                1                            100%
 Tennessee, Inc.


Hyperion Telecommunications of                   1000                               1                            100%
 Florida, Inc.





2. Additional Collateral


Hyperion Telecommunications of                   1000                               1                            100%
 New York, Inc.


Hyperion Telecommunications of                   100                                1                            100%
 Kentucky, Inc.




                                                    SCHEDULE II

1. With respect to the pledge of the shares of Hyperion of Vermont, before the Company or the Collateral Agent, as the case may be, takes any action under the Pledge Agreement to acquire, sell, or exercise voting or other consensual rights with respect to ten percent or more of the outstanding voting securities of Hyperion Vermont, it must obtain the approval of the Vermont Public Service Board as provided in Section 107 of Title 30 of the Vermont Statutes Annotated.

2. With respect to the pledge of the shares of certain or all of the Pledged Entities, any action that would transfer de facto (actual) or de jure (legal) control of the Company or any of the Operating Entites (as such term is defined in the Offering Memorandum, dated August 21, 1997, relating to the Notes) is subject to the requirement of prior approval from the Federal Communications Commission and/or state regulatory commissions.

                                                    EXHIBIT A-1

                                            FORM OF OPINION OF COUNSEL


           i.   [New Entity] is a corporation duly incorporated, validly
existing  and  in  good  standing  under  the  laws  of  its   jurisdiction   of
incorporation and has the requisite corporate power and authority to own and to operate its properties and to carry on its business;

           ii. all of the outstanding Capital Stock of [New Entity] has been validly authorized and issued and is fully paid and nonassessable, is owned of record by the Company, and, to the best knowledge of such counsel, is owned by the Company free and clear of any security interest, claim, lien or encumbrance, other than the security interests created by the Pledge Agreement, and, to the best knowledge of such counsel, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exercisable or exchangeable for, any shares of Capital Stock or other Equity Interests in [New Entity];

           iii. (A) The Company has the requisite corporate power and authority to create, deliver and perfect the security interests created under the Pledge Agreement; (B) the Pledge Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms; (C) after giving effect to the [merger] [consolidation] [sale or transfer of all or substantially all assets], and assuming the Collateral Agent is holding the certificates and notes representing the Pledged Collateral in the State of New York, the Pledge Agreement will create a valid and perfected security interest in the Pledged Collateral (including, without limitation, all of the Equity Interests of [New Entity]) in favor of the Collateral Agent, on behalf and for the benefit of the Holders of Notes, subject to no other consensual security interest in favor of any other person, and no filings or recordings will be required in order to perfect or maintain the security interests created under the Pledge Agreement in such Pledged Collateral; and

           iv. the consummation of the [merger] [consolidation] [sale or transfer of all or substantially all assets] does not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Pledged Entities or [New Entity] is a party by which the Company, any of the Pledged Entities or [New Entity] is bound or to which any of the property or assets of the Company, the Pledged Entities or [New Entity] is subject except for such conflicts, breaches, violations or defaults as would not have a material adverse effect on the business, condition (financial or other), results of operations or properties of the Company and its Subsidiaries and Joint Ventures taken as a whole, nor will such action result in any violation of the provisions of the respective charter or by-laws of the Company, the Pledged Entities or [New Entity], nor will such action result in any violation of any application law or statute or any applicable order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company, its Subsidiaries or Joint Ventures or any of their respective properties, or (B) result in the creation of any lien upon any of the properties or assets of the Company (other than liens created by the Pledge Agreement).

                                                    EXHIBIT A-2

                                            FORM OF OPINION OF COUNSEL


           i. [Hyperion Telecommunications of New York, Inc.][[Hyperion Telecommunications of Kentucky, Inc.] (the "Issuer") is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own and to operate its properties and to carry on its business;

           ii. all of the outstanding capital stock of the Issuer has been validly authorized and issued and is fully paid and nonassessable, is owned of record by the Company and to the best knowledge of such counsel, is owned by the Company free and clear of any security interest, claim, lien or encumbrance, other than the security interests created by the Pledge Agreement, and, to the best knowledge of such counsel, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exercisable or exchangeable for, any shares of Capital Stock or other Equity Interests in the Issuer;

           iii. (A) The Company has the requisite corporate power and authority to create, deliver and perfect the security interests created under the Pledge Agreement; (B) the Pledge Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms; (C) after giving effect to the pledge by the Company of all of the outstanding Capital Stock of the Issuer and assuming the Collateral Agent is holding the certificates and notes representing the Additional Pledged Collateral in the State of New York, the Pledge Agreement will create a valid and perfected security interest in the Additional Pledged Collateral (including, without limitation, all of the Equity Interests of the Issuer) in favor of the Collateral Agent, on behalf and for the benefit of the Holders of Notes, subject to no other consensual security interest in favor of any other person, and no filings or recordings will be required in order to perfect or maintain the security interests created under the Pledge Agreement in such Additional Pledged Collateral; and

           iv. the consummation of the pledge by the Company of all of the outstanding Capital Stock of the Issuer does not, to the knowledge of such counsel, (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Initial Pledged Entities or the Issuer is a party by which the Company, any of the Initial Pledged Entities or the Issuer is bound or to which any of the property or assets of the Company, the Initial Pledged Entities or the Issuer is subject except for such conflicts, breaches, violations or defaults as would not have a material adverse effect on the business, condition (financial or other), results of operations or properties of the Company and its Subsidiaries and Joint Ventures taken as a whole, nor will such action result in any violation of the provisions of the respective charter or by-laws of the Company, the Initial Pledged Entities or the Issuer nor will such action result in any violation of any application law or statute or any applicable order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company, its Subsidiaries or Joint Ventures or any of their respective properties, or (B) result in the creation of any lien upon any of the properties or assets of the Company (other than liens created by the Pledge Agreement).

                                                     EXHIBIT B

                                           FORM OF SOLVENCY CERTIFICATE



The undersigned, _______________ and ________________, respectively the
President and Chief Financial Officer of Hyperion Telecommunications, Inc., a Delaware corporation ("the Company"), certify that they are authorized to execute this Certificate in the name and on behalf of the Company, and further certify as follows (capitalized terms used but not defined herein have the respective meanings assigned to them in the Pledge Agreement, dated ____________ __, 1997 (the "Pledge Agreement"), between the Company and Collateral Agent):

           a. We are familiar with the historical and current financial condition of the Company and each Pledged Entity including, after the [merger] [consolidation] [sale or transfer of all or substantially all assets] described in Section [7(a)(v)] of the Pledge Agreement.

           b. For the purposes of this Certificate, we have reviewed other financial information and forecasts relating to the Company prepared by the Company's management, which we believe (as to the historical financial information) fairly present the historical financial position and results of operations of the Company as of the dates and for the periods presented and (in the case of the forecasts) were based upon reasonable assumptions and provide reasonable estimations of future performance, although any forecasts are necessarily uncertain of fulfillment. We know of no facts or circumstances arising subsequent to the dates as of which such information and projections were prepared that would materially alter such conclusions. We have assumed that the fair saleable value of the Company's assets is the amount for which all the businesses of the Company could be sold on the date hereof either as an entirety or separately (including in any such sale all property and assets used in the business or businesses sold) and, in either case, on a going concern basis, without potential tax liabilities arising on sale.

           c. In addition to such review, we are familiar with and have considered information, [including the opinions of independent advisors, if any] as to the fair market values of the Company's assets and the probable liability, contingent or otherwise, of the Company to its creditors. We have estimated such values as reliably and as practicably as possible under the circumstances.

           Based upon the foregoing, we have reached the conclusions that, after giving effect to the transactions contemplated by Section 7(a)(v) of the Pledge
Agreement:

           1. The Company does not intend to or believe that it has incurred or will incur, debts that will be beyond its ability to pay as they mature.

           2. The present fair saleable value of the assets of the Company the amount that will be required to pay the probable liability on its existing debts (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent), as they become absolute and matured. In determining "present fair saleable value," we utilized as a guideline amounts we believe would be reached by a willing seller and a willing buyer under no compulsion to make the sale.

           3. The Company does not have unreasonably small capital for it to carry on its businesses as proposed to be conducted. "Unreasonably small capital" is dependent upon the nature of the particular business or businesses conducted or to be conducted, and the statement made in the preceding sentence is correct based upon anticipated future conduct of the businesses of the Company.

           4. The Company is not incurring obligations or making transfers under any evidence of indebtedness with the intent to hinder, delay or defraud any entity to which it is or will become indebted.

           WITNESS the signatures of the undersigned, this _____ day of ______, 199_.



                                                -------------------------
                                                President


                                                -------------------------
                                                Chief Financial Officer